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                                                                EXHIBIT 99.16(D)
Merrill Lynch New Mexico Bond Fund of Merrill Lynch
Multi-State Municipal Series Trust - Class D
           10/21/94 - 7/31/95

                                                Since                 Since
                                              Inception            Inception
                                              Average Annual         Total
                                              Total Return          Return*
                                              --------------       ---------

Initial Investment                             $1,000.00           $1,000.00

Divided by Initial Maximum Offering Price          10.30
                                               ---------

Divided by Net Asset Value                                              9.89
                                                                   ---------
Equals Shares Purchased                           97.068             101.112

Plus Shares Acquired through
  Dividend Reinvestment                            4.443               4.628
                                               ---------           ---------

Equals Shares Held at 7/31/95                    101.511             105.740

Multiplied by Net Asset Value at 7/31/95           10.30               10.30
                                               ---------           ---------
Equals Ending Redeemable Value at
  $1000 Investment (ERV) at 7/31/95             1,045.56            1,089.13

Divided by $1,000 (P)                             1.0456              1.0891

Subtract 1                                        0.0456              0.0891

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)         4.56%
                                               =========
Expressed as a percentage equals the
  Aggregate Total Return for the Period                                 8.91%
                                                                   =========
ERV divided by P                                 1.0456

Raise to the power of                            1.2898

Equals                                           1.0591

Subtract 1                                       0.0591

Expressed as a percentage equals the
  Average Annualized Total Return                  5.91%
                                               ========
*Does not include sales charge for the period.

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30 DAYS STANDARDIZED YIELD
FOR THE PERIOD ENDING 7-31-94

Merrill Lynch New Mexico Municipal
Bond Fund of Merrill Lynch Multi-State
Municipal Series Trust - Class D

Long term income generally based on yield to
  maturity times market value of each security                    $7,430

Plus short term income accrued for the past
  thirty days                                                        120
                                                           -------------
Equals Total Income                                                7,551

Less expenses for the past thirty days                              -432
                                                           -------------
Equals net monthly income for yield calculation                    7,119
                                                           -------------
Average shares outstanding for 30 days                           147,459

Times the Maximum Offering Price                                   10.72
                                                           -------------
Equals total dollars                                          $1,580,762
                                                           =============

Net monthly inocme divided by total dollars equals           0.004503354

Add 1                                                        1.004503354

Raise to the power of 6                                      1.027326157

Subtract 1                                                   0.027326157

Times 2                                                      0.054652313

Expressed as a percentage equals the
  standardized yield for the 30 day period                          5.47%
                                                                 =======
Tax Rate                                                           28.00%

X = 1 minus Tax Rate                                               72.00%

Standardized Yield divided by X equals
  Tax Equivalent Yield for 30 day period                            7.60%